UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 31, 2005

CT COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

NORTH CAROLINA	0-19179	56-1837282
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

1000 PROGRESS PLACE NE
P.O. BOX 227
CONCORD, NORTH CAROLINA	28026-0227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(704) 722-2500

Not Applicable
(Former name or former address, if changed since last report)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. Other Events

Tax Assessment Status

As previously disclosed in Note 16 (Income Taxes) to the Consolidated Financial Statements of CT Communications, Inc. (the “Company”) set forth in its Annual Report on Form 10-K for the year ended December 31, 2003, and in the Company’s Quarterly Reports on Form 10-Q for each of the quarters ended March 31, June 30 and September 30, 2004, the Company received income tax assessments from the North Carolina Department of Revenue in October 2003 related to certain tax returns filed for the years ended December 31, 1998, 1999 and 2000. The assessments covered a number of issues, including the appropriate state tax treatment of the Company’s (a) gain on the sale of a partnership in 2000 and (b) income from certain Massachusetts entities that have managed the Company’s investment portfolio since 1998. Because the Company’s Massachusetts entities operated and earned income during the period 2001 through 2003, the State of North Carolina also sought to recover state taxes allegedly due on income during those periods. The Company maintained, and continues to maintain, that it fully complied with all tax laws, and paid all required state and federal taxes for the periods in question.

On January 31, 2005, the Company reached a tentative agreement with the State of North Carolina and advanced a cash payment of $4.5 million to settle all matters relating to the tax assessment, tax relating to the Massachusetts entities from 2001 through 2003 and certain other tax matters. The State of North Carolina is reviewing the Company’s records associated with the proposed settlement agreement, and the Company expects that the settlement will be finalized by March 31, 2005.

Declaration of Dividend

CT Communications, Inc. announced on February 3, 2005 that the Company declared a quarterly cash dividend on its common stock of $0.07 per share to all shareholders of record at the close of business on March 1, 2005. The quarterly dividend is payable on March 15, 2005.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits.

     99.1 Press Release dated February 3, 2005, announcing that the Company declared a quarterly cash dividend on its common stock of $0.07 per share to all shareholders of record at the close of business on March 1, 2005. The quarterly dividend is payable on March 15, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CT COMMUNICATIONS, INC.
(Registrant)
Date: February 3, 2005	By: /s/ Ronald A. Marino Ronald A. Marino Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release dated February 3, 2005, announcing that the Company declared a quarterly cash dividend on its common stock of $0.07 per share to all shareholders of record at the close of business on March 1, 2005. The quarterly dividend is payable on March 15, 2005.